Exhibit 21.1

List of Subsidiaries of City Office REIT, Inc.

Name of Subsidiary State of Incorporation or Organization

1.	City Office REIT Operating Partnership, L.P.	Maryland
2.	City Office Development, LLC	Delaware
3.	CIO Management Buyer LLC	Delaware
4.	City Office Management ULC	British Columbia
5.	Gibralt Amberglen LLC	Delaware
6.	Amberglen Properties Limited Partnership	Oregon
7.	CIO Amberglen, LLC	Delaware
8.	CORE Cherry GP Corp.	Delaware
9.	CORE Cherry Limited Partnership	Delaware
10.	Central Fairwinds GP Corporation	Florida
11.	Central Fairwinds Limited Partnership	Florida
12.	City Center STF GP Corp.	Florida
13.	City Center STF, LP	Florida
14.	SCCP Boise GP, Inc.	Delaware
15.	SCCP Boise Limited Partnership	Delaware
16.	SCCP Boise Outlot GP, Inc.	Delaware
17.	SCCP Boise Outlot Limited Partnership	Delaware
18.	SCCP Central Valley GP Corp.	Delaware
19.	SCCP Central Valley Limited Partnership	Delaware
20.	CIO Lake Vista GP, LLC	Delaware
21.	CIO Lake Vista, Limited Partnership	Delaware
22.	CIO Plaza 25 GP, LLC	Delaware
23.	CIO Plaza 25, Limited Partnership	Delaware
24.	CIO Research Park GP, LLC	Delaware
25.	CIO Research Park, Limited Partnership	Delaware
26.	CIO Logan Tower GP, LLC	Delaware
27.	CIO Logan Tower, Limited Partnership	Delaware
28.	CIO 190 GP, LLC	Delaware
29.	CIO 190, Limited Partnership	Delaware
30.	CIO Intellicenter GP, LLC	Delaware
31.	CIO Intellicenter, Limited Partnership	Delaware
32.	CIO Superior Pointe GP LLC	Delaware
33.	CIO Superior Pointe Limited Partnership	Delaware
34.	CIO Crossroads GP, LLC	Delaware
35.	CIO Crossroads Limited Partnership	Delaware
36.	CIO Tech Parkway Holdings, Limited Partnership	Delaware
37.	CIO Tech Parkway Holdings GP, LLC	Delaware
38.	CIO Intellicenter GP Outlet, LLC	Delaware
39.	CIO Intellicenter Outlet, Limited Partnership	Delaware
40.	CIO Carillon GP, LLC	Delaware
41.	CIO Carillon, Limited Partnership	Delaware
42.	CIO Park Tower GP LLC	Delaware
43.	CIO Park Tower Limited Partnership	Delaware
44.	CIO 5090 GP, LLC	Delaware
45.	CIO 5090, Limited Partnership	Delaware
46.	CIO San Tan I GP, LLC	Delaware
47.	CIO San Tan I, Limited Partnership	Delaware
48.	CIO San Tan II GP, LLC	Delaware
49.	CIO San Tan II, Limited Partnership	Delaware
50.	CIO 2525 McKinnon GP, LLC	Delaware
51.	CIO 2525 McKinnon, Limited Partnership	Delaware
52.	CIO Research Commons, LLC	Delaware
53.	CIO Technology Point I & II, LLC	Delaware
54.	CIO University Tech, LLC	Delaware
55.	CIO Sorrento Mesa, LLC	Delaware
56.	CIO Sorrento Mesa Holdings, LLC	Delaware
57.	CIO SM Land Holdings, LLC	Delaware
58.	CIO Mission City, LLC	Delaware
59.	CIO Mission City Holdings II, LLC	Delaware
60.	CIO SM Land, LLC	Delaware
61.	CIO Papago Tech, LLC	Delaware
62.	CIO Papago Tech Holdings, LLC	Delaware
63.	CIO OP Holdings, LLC	Delaware
64.	CIO Pima GP, LLC	Delaware
65.	CIO Pima, Limited Partnership	Delaware
66.	CIO Circle Point GP, LLC	Delaware
67.	CIO Circle Point, Limited Partnership	Delaware
68.	CIO Quad GP, LLC	Delaware
69.	CIO Quad, Limited Partnership	Delaware
70.	CIO Circle Point Land GP, LLC	Delaware
71.	CIO Circle Point Land, Limited Partnership	Delaware
72.	CIO Circle Point MH Land, LLC	Delaware
73.	CIO Camelback GP, LLC	Delaware
74.	CIO Camelback, Limited Partnership	Delaware
75.	CIO Lake Mary GP, LLC	Delaware
76.	CIO Lake Mary, Limited Partnership	Delaware
77.	CIO Canyon Park GP, LLC	Delaware
78.	CIO Canyon Park, Limited Partnership	Delaware
79.	CIO Cascade Station GP, LLC	Delaware
80.	CIO Cascade Station, Limited Partnership	Delaware
81.	CIO Citymark GP, LLC	Delaware
82.	CIO Citymark, Limited Partnership	Delaware
83.	CIO 7601 DTC GP, LLC	Delaware
84.	CIO 7601 DTC, Limited Partnership	Delaware
85.	CIO Administrative Services, LLC	Delaware
86.	CIO 5910 Pacific Center, LLC	Delaware
87.	CIO 9985 Pacific Heights, LLC	Delaware
88.	CIO Block 23, LLC	Delaware
89.	CIO Terraces, LLC	Delaware
90.	CIO Bloc 83, LLC	Delaware